EXHIBIT 32.2
 Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, John A. Kite, Chief Executive Officer of Kite Realty Group Trust in its capacity as the sole general partner of Kite Realty Group, L.P. (the “Operating Partnership”), and Heath R. Fear, Chief Financial Officer of Kite Realty Group Trust in its capacity as the sole general partner of the Operating Partnership, each hereby certifies based on his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)The Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2)The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: August 7, 2023	By:	/s/ JOHN A. KITE

John A. Kite
Chief Executive Officer
Kite Realty Group Trust, sole general partner of
Kite Realty Group, L.P.

Date: August 7, 2023	By:	/s/ HEATH R. FEAR

Heath R. Fear
Chief Financial Officer
Kite Realty Group Trust, sole general partner of
Kite Realty Group, L.P.
A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.